Exhibit 32.2

SECTION 1350 CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of The Washington Post Company (the “Company”) on Form 10-Q for the period ended April 2, 2006 (the “Report”), I, John B. Morse, Jr., Vice President-Finance (principal financial officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John B. Morse, Jr.
John B. Morse, Jr.
Vice President-Finance
May 9, 2006